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                                                                   Exhibit B-207

                         CERTIFICATE OF INCORPORATION

                                      OF

                               GPU BRASIL, INC.

                           _________________________


          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, upon the provisions and subject to the requirements of the laws of the State of Delaware (particularly, Chapter 2, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST:  The name of the corporation (hereinafter referred to as the
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"Corporation") is GPU BRASIL, INC.

     SECOND:  The address, including street, number, city and county, of the
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registered office of the Corporation in the State of Delaware is: CORPORATION
TRUST CENTER, 1209 ORANGE STREET, CITY OF WILMINGTON, COUNTY OF NEW CASTLE: and the name of the registered agent of the Corporation in the State of Delaware at such address is THE CORPORATION TRUST COMPANY.

     THIRD:  The purpose of the corporation is to conduct any lawful business,
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to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:  The total number of shares of stock which the corporation shall
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have authority to issue is one hundred (100) shares, all of which are without par value.  All such shares are of one class and are shares of Common Stock.

     FIFTH:    The name and the mailing address of the incorporator are as
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follows:

          NAME                          MAILING ADDRESS
          ----                          ---------------

          James L. Howard               c/o GPU International, Inc.
                                        One Upper Pond Road
                                        Parsippany, NJ 07054

          SIXTH:  The Corporation is to have perpetual existence.
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     SEVENTH:  The board of directors of the corporation is expressly authorized
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to adopt, amend or repeal by-laws of the corporation.

     EIGHTH:  The personal liability of the directors of the corporation is
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hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     NINTH:  The Corporation shall, to the fullest extent permitted by the
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provisions of Section 145 of the General Corporation Law of the State of
Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall enure to the benefit of the heirs, executors, and administrators of such a person.

     TENTH:  From time to time any of the provisions of this certificate of
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incorporation may be amended, altered, or repealed, and other provision authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

     IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of February, 1998.

                                           _______________________________

________________________                         James L. Howard
                                                 Sole Incorporator

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